Exhibit 10.1

TENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Tenth Amendment to the Employment Agreement is effective the 12th day of June, 2008 (the “Tenth Amendment”), by and between MICROS SYSTEMS, INC., a Maryland corporation, with offices located at 7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289 (hereinafter referred to as the "Company"), and A. L. GIANNOPOULOS, whose address is 7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289 (hereinafter referred to as the “Executive”).

WHEREAS, the Executive and the Company entered into an Employment Agreement dated June 1, 1995, as amended (the agreement as amended hereinafter referred to as the “Agreement”); and

WHEREAS, the parties hereto would like to amend the Agreement pursuant to this Tenth Amendment.

NOW, THEREFORE, the Company and the Executive, for good and valuable consideration, and pursuant to the terms, conditions, and covenants contained herein, hereby agree as follows:

1. A new Section 28, titled “Post-Retirement Health Benefits”, shall be added to the Agreement as follows:

“After the termination or expiration of this Agreement, until the earlier of: (i) the latter of the death of (A) the Executive or (B) his spouse; or (ii) the tenth anniversary of the termination or expiration of this Agreement, the Executive shall continue to receive the medical coverage in effect on the date of the termination or expiration of this Agreement (or generally comparable coverage) for himself and his spouse, at the same COBRA premium rates as the Company may charge from time to time to former employees generally for such coverage; provided that in order to receive such continued coverage, the Executive (or his spouse, in the event of the Executive's death) shall be required to pay to the Company, at the same time that COBRA premium payments are due for the month, an amount equal to the full monthly COBRA premium payments required for such coverage.”

2. All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Tenth Amendment as of the dates indicated below, the effective date of this Tenth Amendment being the 12th day of June, 2008.

COMPANY:
ATTEST:	MICROS SYSTEMS, INC.

	By: ______________________	(SEAL)
John G. Puente.
Chairman, Compensation Committee
[Corporate Seal]
EXECUTIVE:
WITNESS:

A. L. GIANNOPOULOS